Exhibit 99.1

News Release

Wabtec Announces Pricing of Senior Notes Offering

PITTSBURGH, Feb. 26, 2024 - Wabtec Corporation (NYSE: WAB) (“Wabtec”) today announced that it has priced a public offering of $500 million aggregate principal amount of 5.611% Senior Notes due 2034 (the “Notes”). The Notes will be guaranteed by each of Wabtec’s current and future subsidiaries that guarantee its indebtedness under its credit agreements or any other debt of Wabtec or any other guarantor.

The Notes will pay interest semi-annually in arrears. The Notes will mature on March 11, 2034, unless earlier redeemed or repurchased. Wabtec intends to use the net proceeds from the offering, together with cash on hand and/or borrowings under a new credit agreement expected to be entered into by Wabtec concurrently with the closing of the sale of the Notes (the “2024 Credit Agreement”), to repay all of its outstanding 4.15% Senior Notes due 2024 at maturity (the “2024 Notes”), which is scheduled to occur on March 15, 2024.

The sale of the Notes is expected, subject to customary closing conditions, to close on March 11, 2024. The sale of the Notes is not conditioned upon the entry into or funding of the 2024 Credit Agreement.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC and TD Securities (USA) LLC are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The offering is being made under an automatic shelf registration statement on Form S-3 (333-275386) filed with the Securities and Exchange Commission (“SEC”) on November 8, 2023. The offering may be made only by means of a prospectus and related prospectus supplement. Before you invest, you should read the registration statement, including the prospectus, and prospectus supplement, and other documents Wabtec has filed with the SEC for more complete information about Wabtec and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, to obtain a copy of the prospectus and the prospectus supplement for this offering, please contact Citigroup Global Markets Inc. toll-free at 800-831-9146, J.P. Morgan Securities LLC collect at 212-834-4533, PNC Capital Markets LLC toll-free at 855-881-0697 or TD Securities (USA) LLC toll-free at 855-495-9846.

About Wabtec

Wabtec Corporation (NYSE: WAB) is revolutionizing the way the world moves for future generations. The company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide.

News Release

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including statements regarding Wabtec’s offering of the Notes, the use of proceeds therefrom, Wabtec’s planned repayment of the 2024 Notes, Wabtec’s planned entry into the 2024 Credit Agreement, and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions.  Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Further information on the risk factors that may affect Wabtec’s business and financial performance is as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Wabtec may not close the sale of the Notes and, if the sale of the Notes closes, cannot provide any assurances regarding its final terms, may not enter into the 2024 Credit Agreement and / or may not repay all of any of the 2024 Notes. Any forward-looking statements in this press release speak only as of the date of this press release. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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Wabtec Investor Contact

Kristine Kubacki, CFA
412-450-2033
Kristine.Kubacki@wabtec.com

Wabtec Media Contact

Tim Bader
682-319-7925
Tim.Bader@wabtec.com